EXHIBIT 23C


                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 1997 relating to the financial statements of Branch Properties, L.P. and Predecessor appearing in Regency Realty Corporation's Form 8-K/A dated March 7, 1997.



   Price Waterhouse LLP
   Atlanta, Georgia
   April 8, 1997